Exhibit 99.1

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
SECOND QUARTER AND YEAR TO DATE RESULTS
Oak Brook, IL – July 31, 2018 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter and six months ended June 30, 2018.
FINANCIAL RESULTS
For the quarter ended June 30, 2018, the Company reported:

▪	Net income attributable to common shareholders of $10.9 million, or $0.05 per diluted share, compared to $112.4 million, or $0.48 per diluted share, for the same period in 2017;

▪	Funds from operations (FFO) attributable to common shareholders of $55.0 million, or $0.25 per diluted share, compared to $60.7 million, or $0.26 per diluted share, for the same period in 2017; and

▪
Operating funds from operations (Operating FFO) attributable to common shareholders of $55.1 million, or $0.25 per diluted share, compared to $62.9 million, or $0.27 per diluted share, for the same period in 2017.

For the six months ended June 30, 2018, the Company reported:

▪	Net income attributable to common shareholders of $52.7 million, or $0.24 per diluted share, compared to $100.9 million, or $0.43 per diluted share, for the same period in 2017;

▪	FFO attributable to common shareholders of $110.0 million, or $0.50 per diluted share, compared to $61.2 million, or $0.26 per diluted share, for the same period in 2017; and

▪	Operating FFO attributable to common shareholders of $110.8 million, or $0.51 per diluted share, compared to $129.8 million, or $0.55 per diluted share, for the same period in 2017.
The Company completed its portfolio transformation during the six months ended June 30, 2018. The Company owned 132 retail operating properties and one office property as of June 30, 2017, which decreased to 105 retail operating properties as of June 30, 2018. Gain on sales of investment properties was a significant driver of net income attributable to common shareholders for the three and six months ended June 30, 2017, contributing approximately $116.6 million, or $0.50 per diluted share, and $157.8 million, or $0.67 per diluted share, respectively, compared to no gain on sales of investment properties and $34.5 million, or $0.16 per diluted share, for the three and six months ended June 30, 2018, respectively.
OPERATING RESULTS
For the quarter ended June 30, 2018, the Company’s portfolio results were as follows:

▪	1.1% increase in same store net operating income (NOI) over the comparable period in 2017;

▪
Total same store portfolio percent leased, including leases signed but not commenced: 93.6% at June 30, 2018, down 80 basis points from 94.4% at both March 31, 2018 and June 30, 2017. Toys “R” Us move-outs accounted for 105 basis points of deterioration;

▪	Retail portfolio percent leased, including leases signed but not commenced: 93.5% at June 30, 2018, down 80 basis points from 94.3% at March 31, 2018 and down 20 basis

■ Retail Properties of America, Inc.
T: 855.247.RPAI
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

points from 93.7% at June 30, 2017. Toys “R” Us move-outs accounted for 105 basis points of deterioration;

▪	Retail portfolio annualized base rent (ABR) per occupied square foot of $19.29 at June 30, 2018, up 7.2% from $18.00 ABR per occupied square foot at June 30, 2017;

▪	689,000 square feet of retail leasing transactions comprised of 128 new and renewal leases; and

▪
Positive comparable cash leasing spreads of 4.4% on new leases and 5.1% on renewal leases for a blended re-leasing spread of 5.0%. Excluding the impact from one lease that backfilled a portion of a former Gander Mountain space, blended comparable cash re-leasing spreads were 5.5%, including 9.4% on new leases.

For the six months ended June 30, 2018, the Company’s portfolio results were as follows:

▪	1.3% increase in same store NOI over the comparable period in 2017;

▪	1,326,000 square feet of retail leasing transactions comprised of 225 new and renewal leases; and

▪	Positive comparable cash leasing spreads of 10.2% on new leases and 5.3% on renewal leases for a blended re-leasing spread of 5.7%.
“At the midpoint in our year of internal focus, we continue to execute on all cylinders across the business,” stated Steve Grimes, chief executive officer. “Our leasing velocity continues and reflects the team’s dedication to driving meaningful growth across the portfolio. With the signing of the development joint venture agreement at One Loudoun Downtown, we are on track with our plans to further enhance this trophy asset and create additional long-term shareholder value through its expansion.”
INVESTMENT ACTIVITY
Dispositions
To date in 2018, the Company has completed property dispositions totaling $193.0 million and the sale of development air rights for $12.0 million. During the quarter, the Company completed the sales of one single-user retail asset for $1.6 million and its one remaining office complex, Schaumburg Towers, for a purchase price of $86.6 million.
In addition, the Company is under contract to sell land and the rights to develop 30 residential units at One Loudoun Downtown for $6.8 million. Subsequent to quarter end, the first phase of this transaction closed for a gross sales price of $1.8 million, which included the rights to develop eight residential units. The remaining two phases are expected to close by early 2019, subject to satisfaction of customary closing conditions.
One Loudoun Downtown Expansion – Joint Venture
Subsequent to quarter end, the Company entered into a development joint venture agreement for the expansion of pads G and H at One Loudoun Downtown. The project encompasses the construction of 378 residential units and up to 80,000 square feet of commercial space. The joint venture facilitates the construction and management of the residential units and construction of a portion of the commercial space, which will be delivered to the Company once complete.
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
As of June 30, 2018, the Company had approximately $1.6 billion of consolidated indebtedness with a weighted average contractual interest rate of 3.93%, a weighted average maturity of 5.3 years and a net debt to adjusted EBITDAre ratio of 5.3x.
During the quarter, as previously announced, the Company closed on a $1.1 billion amended and restated unsecured credit facility (2018 Unsecured Credit Facility). The 2018 Unsecured Credit Facility was amended and restated as follows:

$850 Million Unsecured Revolving Line of Credit

▪	Increased the capacity on the existing unsecured revolver by $100 million to $850 million;

▪	Set pricing, which is based on the Company’s leverage, at LIBOR plus 105 basis points, a 30 basis point improvement from the previous rate;

▪	Extended the maturity date to April 22, 2022 from January 5, 2020; and

▪	Retained two six-month extension options.
$250 Million Unsecured Term Loan Due 2021

▪	Set pricing, which is based on the Company’s leverage, at LIBOR plus 120 basis points, a 10 basis point improvement from the previous rate; and

▪	Retained the maturity date of January 5, 2021.
$100 Million Unsecured Term Loan Due 2018

▪	Repaid the remaining $100 million unsecured term loan that was scheduled to mature on May 11, 2018.
In recognition of the completion of the Company’s portfolio transformation and its improved portfolio quality, the capitalization rate used to calculate certain financial covenants under the 2018 Unsecured Credit Facility was set at 6.50%, a 25 basis point improvement from the previous rate.
GUIDANCE
The Company expects to generate net income attributable to common shareholders of $0.33 to $0.35 per diluted share in 2018. The Company is revising its 2018 Operating FFO attributable to common shareholders guidance range to $1.00 to $1.02 per diluted share from $0.98 to $1.02 per diluted share, an increase of $0.01 at the midpoint of the range, based, in part, on the following assumptions:

▪	Same store NOI growth of 1.75% to 2.75%, a decrease of 25 basis points at the midpoint of the range;

▪	Acquisitions of $25 to $75 million, including repurchases of common stock, a decrease of $50 million at the midpoint of the range;

▪	Property dispositions of approximately $200 million; and

▪	General and administrative expenses of $40 to $42 million, excluding the impact on earnings from executive separation, a reduction of $0.5 million at the midpoint of the range.
The following table reconciles the Company’s previous 2018 Operating FFO guidance range to the Company’s updated 2018 Operating FFO guidance range:

	Low	High
Previous 2018 Operating FFO per common share outstanding – diluted	$0.98	$1.02

2018 net retail investment activity(1)	—	(0.01)
Non-cash items(2)	0.015	0.015
Lease termination fee income, net(3)	(0.005)	(0.005)
Other(4)	0.01	—
Updated 2018 Operating FFO per common share outstanding – diluted	$1.00	$1.02

(1)	Reflects the expected relative timing of acquisitions and dispositions during the year

(2)	Non-cash items include straight-line rental income, amortization of above and below market lease intangibles and lease inducements, and non-cash ground rent expense

(3)
Lease termination fee income, net includes lease termination fee income and lease termination fee expense. The Company has not forecasted speculative lease termination fee income for the remainder of 2018

(4)
Other includes (i) same store NOI growth, (ii) income from redevelopment assets, (iii) interest expense, excluding the impact on earnings from the early extinguishment of debt and (iv) general and administrative expenses, excluding the impact on earnings from executive separation

DIVIDEND
On July 25, 2018, the Company declared the third quarter 2018 quarterly cash dividend of $0.165625 per share on its outstanding Class A common stock, which will be paid on October 10, 2018 to Class A common shareholders of record on September 25, 2018.
WEBCAST AND CONFERENCE CALL INFORMATION
The Company’s management team will hold a webcast on Wednesday, August 1, 2018 at 11:00 AM (ET), to discuss its quarterly financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online on the Company’s website at www.rpai.com in the INVEST section. A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the INVEST section of the website and follow the instructions.
The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register. A replay of the call will be available from 2:00 PM (ET) on August 1, 2018 until midnight (ET) on August 15, 2018. The replay can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers and entering pin number 13680800.
SUPPLEMENTAL INFORMATION
The Company has posted supplemental financial and operating information and other data in the INVEST section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT that owns and operates high quality, strategically located open-air shopping centers, including properties with a mixed-use component. As of June 30, 2018, the Company owned 105 retail operating properties in the United States representing 19.5 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.
SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” “intends,” “plans,” “estimates,” “continue” or “anticipates” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, rental rates and/or vacancy rates, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, interest rates or operating costs, real estate valuations, the availability, terms and deployment of capital, general volatility of the capital and credit markets and the market price of the Company’s Class A common stock, risks generally associated with real estate acquisitions and dispositions, including the Company’s ability to identify and pursue acquisition and disposition opportunities, risks generally associated with redevelopment, including the impact of construction delays and cost overruns, the Company’s ability to lease redeveloped space and identify and pursue redevelopment opportunities, competitive and cost factors, the Company’s ability to enter into new leases or renew leases on favorable terms, the Company’s ability to create long-term shareholder value, satisfaction of closing conditions to the pending transactions described herein, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors.” The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
The Company also reports Operating FFO attributable to common shareholders, which is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the impact on earnings from gains or losses associated with the early extinguishment of debt or other liabilities, gain on sale and impairment charges on assets other than depreciable real estate, litigation involving the Company, including actual or anticipated settlement and associated legal costs, the impact on earnings from executive separation and the excess of redemption value over carrying value of preferred stock redemption, which are not otherwise adjusted in the Company’s calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Comparison of the Company’s presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports Net Operating Income (NOI), which it defines as all revenues other than straight-line rental income (non-cash), amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income, less real estate taxes and all operating expenses other than lease termination fee expense, straight-line ground rent expense (non-cash) and amortization of acquired ground lease intangibles (non-cash). NOI consists of Same Store NOI and NOI from Other Investment Properties. Same Store NOI for the three and six months ended June 30, 2018 represents NOI from the Company’s same store portfolio consisting of 102 retail operating properties acquired or placed in service and stabilized prior to January 1, 2017. NOI from Other Investment Properties for the three and six months ended June 30, 2018 represents NOI primarily from (i) properties acquired during 2017, (ii) Reisterstown Road Plaza, which is in active redevelopment, (iii) the redevelopment portion of Circle East, formerly known as Towson Circle, which is in active redevelopment, (iv) Carillon, formerly known as Boulevard at the Capital Centre, where the Company has begun activities in anticipation of future redevelopment, (v) the properties that were sold or held for sale in 2017 and 2018, including Schaumburg Towers, and (vi) the net income from the Company’s wholly-owned captive insurance company. The Company believes that NOI, Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from “Operating income” or “Net income attributable to common shareholders” in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company’s operating results. NOI, Same Store NOI and NOI from Other Investment Properties do not represent alternatives to “Net income” or “Net income attributable to common shareholders” in accordance with GAAP as indicators of the Company’s financial performance. Comparison of the Company’s presentation of NOI, Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
As defined by NAREIT, EBITDA for real estate (EBITDAre) means net income (loss) computed in accordance with GAAP, plus (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) impairment charges on depreciable property and (v) impairment charges on investments in unconsolidated affiliates if caused by a decrease in the value of depreciable property in the affiliate, plus or minus (i) gains (or losses) from sales of depreciable property, including gains (or losses) on change in control, and (ii) adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company reports Adjusted EBITDAre, which excludes the impact of certain discrete non-operating transactions and other events such as (i) the impact on earnings from executive separation, (ii) impairment charges on non-depreciable real estate and (iii) gains on the sale of non-depreciable real estate, if any. The Company believes that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare the Company’s performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDAre is a supplemental non-GAAP financial measure and should not be considered an alternative to “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance. Comparison of the Company’s presentation of Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDAre is a supplemental non-GAAP financial measure and represents (i) the Company’s total notional debt, excluding unamortized premium, discount and capitalized loan fees, less cash and cash equivalents and disposition proceeds temporarily restricted related to potential Internal Revenue Code Section 1031 tax-deferred exchanges (1031 Exchanges) divided by (ii) Adjusted EBITDAre for the prior three months, annualized (Annualized Adjusted EBITDAre). The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt net of cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges, which could be used to repay debt, compared to its performance as measured using Annualized Adjusted EBITDAre. Comparison of the Company’s presentation of Net Debt to Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
CONTACT INFORMATION
Julie Swinehart
Executive Vice President, Chief Financial Officer and Treasurer
Retail Properties of America, Inc.
(630) 634-4225

Retail Properties of America, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	June 30, 2018	December 31, 2017
Assets
Investment properties:
Land	$1,041,593	$1,066,705
Building and other improvements	3,570,680	3,686,200
Developments in progress	21,300	33,022
	4,633,573	4,785,927
Less accumulated depreciation	(1,246,096)	(1,215,990)
Net investment properties	3,387,477	3,569,937

Cash and cash equivalents	29,125	25,185
Accounts and notes receivable (net of allowances of $7,211 and $6,567, respectively)	71,745	71,678
Acquired lease intangible assets, net	109,054	122,646
Assets associated with investment properties held for sale	—	3,647
Other assets, net	73,990	125,171
Total assets	$3,671,391	$3,918,264

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized premium of $900 and $1,024, respectively, unamortized discount of $(558) and $(579), respectively, and unamortized capitalized loan fees of $(495) and $(615), respectively)	$274,267	$287,068
Unsecured notes payable, net (includes unamortized discount of $(793) and $(853), respectively, and unamortized capitalized loan fees of $(3,152) and $(3,399), respectively)	696,055	695,748
Unsecured term loans, net (includes unamortized capitalized loan fees of $(2,417) and $(2,730), respectively)	447,583	547,270
Unsecured revolving line of credit	126,000	216,000
Accounts payable and accrued expenses	62,168	82,698
Distributions payable	36,363	36,311
Acquired lease intangible liabilities, net	91,053	97,971
Other liabilities	66,313	69,498
Total liabilities	1,799,802	2,032,564

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, none issued or outstanding	—	—
Class A common stock, $0.001 par value, 475,000 shares authorized, 219,550 and 219,237 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	219	219
Additional paid-in capital	4,576,752	4,574,428
Accumulated distributions in excess of earnings	(2,710,081)	(2,690,021)
Accumulated other comprehensive income	4,699	1,074
Total equity	1,871,589	1,885,700
Total liabilities and equity	$3,671,391	$3,918,264

Retail Properties of America, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues
Rental income	$92,646	$106,017	$187,101	$215,991
Tenant recovery income	25,183	29,524	53,273	60,310
Other property income	1,335	1,798	3,632	4,731
Total revenues	119,164	137,339	244,006	281,032

Expenses
Operating expenses	19,384	21,004	39,639	42,868
Real estate taxes	17,701	21,487	38,169	43,366
Depreciation and amortization	43,710	52,325	88,938	105,799
Provision for impairment of investment properties	724	13,034	1,316	13,034
General and administrative expenses	10,274	10,370	22,769	21,583
Total expenses	91,793	118,220	190,831	226,650

Operating income	27,371	19,119	53,175	54,382

Interest expense	(16,817)	(21,435)	(35,582)	(106,967)
Other income, net	328	451	550	456
Income (loss) from continuing operations	10,882	(1,865)	18,143	(52,129)
Gain on sales of investment properties	—	116,628	34,519	157,792
Net income	10,882	114,763	52,662	105,663
Preferred stock dividends	—	(2,363)	—	(4,725)
Net income attributable to common shareholders	$10,882	$112,400	$52,662	$100,938

Earnings per common share – basic and diluted
Net income per common share attributable to common shareholders	$0.05	$0.48	$0.24	$0.43

Weighted average number of common shares outstanding – basic	218,982	234,243	218,915	235,269

Weighted average number of common shares outstanding – diluted	219,410	234,818	219,406	235,842

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except per share amounts)
(unaudited)

Funds From Operations (FFO) Attributable to Common Shareholders and
Operating FFO Attributable to Common Shareholders

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net income attributable to common shareholders	$10,882	$112,400	$52,662	$100,938
Depreciation and amortization of depreciable real estate	43,415	51,911	88,365	104,990
Provision for impairment of investment properties	724	13,034	1,316	13,034
Gain on sales of depreciable investment properties	—	(116,628)	(32,340)	(157,792)
FFO attributable to common shareholders	$55,021	$60,717	$110,003	$61,170

FFO attributable to common shareholders per common share outstanding – diluted	$0.25	$0.26	$0.50	$0.26

FFO attributable to common shareholders	$55,021	$60,717	$110,003	$61,170
Impact on earnings from the early extinguishment of debt, net	24	2,312	1,052	68,669
Provision for hedge ineffectiveness	—	5	—	11
Gain on sale of non-depreciable investment property	—	—	(2,179)	—
Impact on earnings from executive separation (a)	—	—	1,737	—
Other (b)	16	(149)	223	(19)
Operating FFO attributable to common shareholders	$55,061	$62,885	$110,836	$129,831

Operating FFO attributable to common shareholders per common share outstanding – diluted	$0.25	$0.27	$0.51	$0.55

Weighted average number of common shares outstanding – diluted	219,410	234,818	219,406	235,842

(a)	Reflected as an increase to "General and administrative expenses" in the condensed consolidated statements of operations.

(b)
Primarily consists of the impact on earnings from litigation involving the Company, including actual or anticipated settlement and associated legal costs, which are included in "Other income, net" in the condensed consolidated statements of operations.

FFO Attributable to Common Shareholders and Operating FFO Attributable to Common Shareholders Guidance

	Per Share Guidance Range Full Year 2018
	Low	High

Net income attributable to common shareholders	$0.33	$0.35
Depreciation and amortization of depreciable real estate	0.79	0.79
Provision for impairment of investment properties	0.01	0.01
Gain on sales of depreciable investment properties	(0.15)	(0.15)
FFO attributable to common shareholders	$0.98	$1.00

Impact on earnings from the early extinguishment of debt	0.03	0.03
Gain on sale of non-depreciable investment property	(0.02)	(0.02)
Impact on earnings from executive separation	0.01	0.01
Other	—	—
Operating FFO attributable to common shareholders	$1.00	$1.02

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to Same Store NOI

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net income attributable to common shareholders	$10,882	$112,400	$52,662	$100,938
Adjustments to reconcile to Same Store NOI:
Preferred stock dividends	—	2,363	—	4,725
Gain on sales of investment properties	—	(116,628)	(34,519)	(157,792)
Depreciation and amortization	43,710	52,325	88,938	105,799
Provision for impairment of investment properties	724	13,034	1,316	13,034
General and administrative expenses	10,274	10,370	22,769	21,583
Interest expense	16,817	21,435	35,582	106,967
Straight-line rental income, net	(1,401)	(919)	(3,880)	(1,260)
Amortization of acquired above and below market lease intangibles, net	(2,354)	(549)	(3,208)	(1,280)
Amortization of lease inducements	246	259	487	582
Lease termination fees, net	1,692	(510)	673	(2,122)
Straight-line ground rent expense	579	677	1,245	1,363
Amortization of acquired ground lease intangibles	(140)	(140)	(280)	(280)
Other income, net	(328)	(451)	(550)	(456)
NOI	80,701	93,666	161,235	191,801
NOI from Other Investment Properties	(4,452)	(18,241)	(8,264)	(40,787)
Same Store NOI	$76,249	$75,425	$152,971	$151,014

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands, except ratio)
(unaudited)

Reconciliation of Mortgages Payable, Net, Unsecured Notes Payable, Net,
Unsecured Term Loans, Net and Unsecured Revolving Line of Credit to Total Net Debt

	June 30, 2018	December 31, 2017

Mortgages payable, net	$274,267	$287,068
Unsecured notes payable, net	696,055	695,748
Unsecured term loans, net	447,583	547,270
Unsecured revolving line of credit	126,000	216,000
Total	1,543,905	1,746,086
Mortgage premium, net of accumulated amortization	(900)	(1,024)
Mortgage discount, net of accumulated amortization	558	579
Unsecured notes payable discount, net of accumulated amortization	793	853
Capitalized loan fees, net of accumulated amortization	6,064	6,744
Total notional debt	1,550,420	1,753,238
Less: consolidated cash and cash equivalents	(29,125)	(25,185)
Less: disposition proceeds temporarily restricted related to potential Internal Revenue Code Section 1031 tax-deferred exchanges	—	(54,087)
Total net debt	$1,521,295	$1,673,966
Net Debt to Adjusted EBITDAre (a)	5.3x	5.5x

Reconciliation of Net Income to Adjusted EBITDAre

	Three Months Ended
	June 30, 2018	December 31, 2017

Net income	$10,882	$109,924
Interest expense	16,817	18,015
Depreciation and amortization	43,710	46,598
Gain on sales of depreciable investment properties	—	(107,101)
Provision for impairment of depreciable investment properties	724	8,147
EBITDAre	$72,133	$75,583
Adjustments to EBITDAre	—	—
Adjusted EBITDAre	$72,133	$75,583
Annualized Adjusted EBITDAre	$288,532	$302,332

(a)	For purposes of this ratio calculation, annualized three months ended figures were used.